SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 1998

                           BELL TECHNOLOGY GROUP LTD.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

        Delaware                     1-14168                13-3781263
--------------------------------------------------------------------------------
(State or other juris-            (Commission             (IRS Employer
diction of Incorporation)         File number)          Identification No.)

 295 Lafayette Street, 3rd Floor, New York, New York  10012
--------------------------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number,
   including area code                          (212) 334-8500
                                             ---------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On April 24, 1998, Bell Technology Group Ltd. (the "Company") entered into a Purchase Agreement to sell to ING Baring (U.S.) Securities, Inc. (the "Initial Purchaser"), 160,000 Units. The purchase closed on April 30, 1998. Each Unit consists of $1,000 principal amount of 13% Senior Notes due 2005 (the "Notes") and one warrant (a "Warrant") to purchase 3.52 shares of common stock, $0.01 par value, of the Company (the "Common Stock").

      The Notes are senior unsecured obligations of the Company and mature on May 1, 2005. Interest on the Notes is payable semi-annually in arrears on May 1 and November 1 of each year commencing November 1, 1998. Concurrently with the closing, the Company deposited with Marine Midland Bank, as Escrow Agent an amount of U.S. Government Securities (approximately $57 million), that, together with the income from the investment thereof, will be sufficient to pay, when due the first six interest payments on the Notes, with any excess to be retained by the Company.

      Each Warrant entitles the holder to purchase 3.52 shares of Common Stock of the Company at an exercise price of $14.03 per share, subject to certain anti-dilution provisions. Unless exercised, the Warrants will automatically expire on May 1, 2005. The 160,000 Warrants, if exercised in full would entitle the holders thereof to acquire an aggregate of 563,200 shares of Common Stock of the Company, representing approximately

10% of the outstanding Common Stock of the Company on a fully-diluted basis.

      The foregoing summary of the transaction is qualified in its entirety by reference to the full text of the exhibits filed with this Report.

      The Company intends to use the net proceeds of the offering to expand its New York SuperPOP facility and to construct and operate SuperPOPs in London and San Francisco. The Company also intends to use the net proceeds of the offering to fund potential acquisitions in its target markets. The Company will use the balance of the net proceeds to increase its sales, marketing, technical and administrative personnel and to fund working capital needs.

      The Units have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States except on the PORTAL System or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

      This Report contains forward-looking statements. Because the Company faces intense competition in a business characterized by rapidly changing technology, actual results or outcomes may differ materially from any such forward-looking statements. Information regarding additional factors that may affect such statements appear in the Company's publicly filed documents, including its 10-KSB for the year ended September 30,

1997 and the Company's Registration Statement filed with the Securities and Exchange Commission on November 6, 1997 (see, in particular, "Risk Factors").

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

          Exhibit
          Number

            4(a) Purchase Agreement between the Company and the Initial Purchaser, dated April 24, 1998.

            4(b) Indenture between the Company and Marine Midland Bank, as Trustee, dated as of April 30, 1998.

            4(c)  Form of $160,000,000 13% Senior Note due May 1, 2005.

            4(d) Form of Warrant to purchase 3.52 shares of Common Stock expiring May 1, 2005.

            4(e) Warrant Agreement between the Company and Marine Midland Bank, as Warrant Agent, dated as of April 30, 1998.

            4(f) Registration Rights Agreement between the Company and the Initial Purchaser, dated as of April 30, 1998.

            4(g) Warrant Registration Rights Agreement between the Company and the Initial Purchaser, dated as of April 30, 1998.

            4(h) Escrow and Security Agreement between Marine Midland Bank, as Escrow Agent, Marine Midland Bank, as Trustee, and the Company, dated as of April 30, 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BELL TECHNOLOGY GROUP LTD.


                                            By          Marc H. Bell
                                               ---------------------------------
                                               Marc H. Bell, President
                                               and Chief Executive Officer

Dated: May 8, 1998

                                  EXHIBIT INDEX

                                                                    Sequentially
Exhibit                    Description                             Numbered Page
-------                    -----------                             -------------

4(a)  Purchase Agreement between the Company and the Initial
      Purchaser, dated April 24, 1998.

4(b) Indenture between the Company and Marine Midland Bank, as Trustee, dated as of April 30, 1998.

4(c)  Form of $160,000,000 13% Senior Note due May 1, 2005.

4(d)  Form of Warrant to purchase 3.52 shares of Common
      Stock expiring May 1, 2005.

4(e)  Warrant Agreement between the Company and Marine
      Midland Bank, as Warrant Agent, dated as of April 30,
      1998.

4(f) Registration Rights Agreement between the Company and the Initial Purchaser, dated as of April 30, 1998.

4(g)  Warrant Registration Rights Agreement between the
      Company and the Initial Purchaser, dated as of April
      30, 1998.

4(h)  Escrow and Security Agreement between Marine Midland
      Bank, as Escrow Agent, Marine Midland Bank, as
      Trustee, and the Company, dated as of April 30, 1998.